EXHIBIT 10.1
NCP Finance Limited Partnership
NCP Finance Florida, LLC
100 East Third Street, 5th Floor
Dayton, Ohio 45402
June 29, 2007
Cash America Financial Services, Inc.
1600 W. 7th Street
Fort Worth, Texas 76102
Attn: Mr. Daniel R. Feehan

Re:	Amended and Restated Administrative Credit Services Agreement (“ACSA”) dated September 29, 2005 by and among NCP Finance Michigan, LLC, NCP Finance Florida, LLC, NCP Finance Limited Partnership and Cash America Financial Services, Inc.
Dear Mr. Feehan:
     This letter shall evidence the extension of the ACSA with respect to the Program in the states of Texas and Florida for an additional term of two (2) years commencing July 1, 2007 and continuing through June 30, 2009.
     Capitalized terms not otherwise defined in this letter shall have the meanings assigned to such terms in the Agreement. Please execute this letter below in evidence you acceptance of the foregoing.

Yours truly, NCP Finance Limited Partnership, an Ohio limited partnership
By:	NMCapital, Inc., an Ohio Corporation
its General Partner

By:	/s/ Lee Schear
Lee Schear, President

NCP Finance Florida, LLC an Ohio limited liability company
By:	NMCapital, Inc., an Ohio corporation
its Managing Member

By:	/s/ Lee Schear
Lee Schear, President
Agreed and accepted:
Cash America Financial Services, Inc.
a Delaware corporation

By:	/s/ Daniel R. Feehan Daniel R. Feehan,
President